UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 24, 2014, Actinium Pharmaceuticals, Inc. (“Actinium”) filed a shelf registration statement on Form S-3 (the “Registration Statement”).  This Registration Statement contained two prospectuses: (i) a base prospectus which covers the offering, issuance and sale by Actinium of up to $200,000,000 of its common stock, preferred stock, warrants and/or units; and (ii) a sales agreement prospectus covering the offering, issuance and sale by Actinium of up to a maximum aggregate offering price of $75,000,000 of its common stock that may be issued and sold under a sales agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”).  No sales will be made until the Registration Statement is declared effective by the Securities and Exchange Commission.

Sales of Actinium’s common stock through MLV, if any, will be made on the NYSE MKT LLC, on any other existing trading market for the common stock or to or through a market maker. Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts to sell Actinium’s common stock from time to time, based upon Actinium’s instructions (including any price, time or size limits or other customary parameters or conditions Actinium may impose). Actinium will pay to MLV in cash, upon the sale of common stock pursuant to the Sales Agreement, an amount equal to  3.0% of the gross proceeds from the sale of common stock.  Actinium has also provided MLV with customary indemnification rights.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is incorporated herein by reference to Exhibit 1.2 to Actinium’s Form S-3 filed March 24, 2014.

Item 9.01    Financial Statements and Exhibits.

(d)    The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
10.1
At-the-Market Issuance Sales Agreement, dated March 24, 2014, by and between Actinium Pharmaceuticals, Inc. and MLV & Co. LLC (incorporated herein by reference to Exhibit 1.2 to Actinium’s Registration Statement on Form S-3 filed March 24, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2014	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
Name: Kaushik J. Dave Title: President and Chief Executive Officer